Exhibit 99.2
THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON THE PROPOSAL DESCRIBED HEREIN,WHICH HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS OF TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER AND IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT. THE FAILURE TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL FOR PURPOSES OF THE VOTE REQUIRED UNDER THE PARTNERSHIP AGREEMENT OF TEPPCO PARTNERS, L.P. THE FAILURE TO VOTE, ABSTENTIONS AND BROKER NONVOTES WILL NOT BE COUNTED FOR PURPOSES OF THE VOTE REQUIRED UNDER THE MERGER AGREEMENT. THE INDIVIDUALS NAMED BELOW ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING (AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF). THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY (1) GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, (2) APPEARING AND VOTING IN PERSON AT THE SPECIAL MEETING, OR (3) PROPERLY COMPLETING AND EXECUTING A LATER-DATED PROXY AND DELIVERING IT TO THE SECRETARY OF TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC AT OR BEFORE THE SPECIAL MEETING. YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE TEPPCO Partners, L.P. 1100 Louisiana Street, Suite 1600 Houston, Texas 77002 NOTICE OF 2009 SPECIAL MEETING OF UNITHOLDERS To be held on , 2009 P THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF R TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, THE GENERAL PARTNER OF TEPPCO PARTNERS, L.P. O The undersigned unitholder of TEPPCO Partners, L.P., a Delaware limited partnership, hereby nominates and appoints Patricia A. Totten, Tracy E. Ohmart and Mark G. Stockard, and each of them, proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the X reverse side hereof, all the limited partner units of TEPPCO Partners, L.P. held of record by the undersigned on 2009, in all matters that may properly come before the Special Meeting of Unitholders to be held on , 2009 at a.m., Houston time, at the Hyatt Regency Hotel, 1200 Louisiana Street, Y Houston, Texas 77002, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) Address Change/Comments (Mark the corresponding box on the reverse side)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Proxy Statement on the Internet at www.teppco.com

Your telephone or Internet vote authorizes the named proxies to vote these units in the same manner as if you marked, signed and returned your proxy card.

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call ***TOLL FREE 1-800-790-3272,*** 24 hours a day, 7 days a week. You will be asked to enter **ONLY** the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 11:59 p.m. Central Time on 2009, the day prior to the special meeting day.

INTERNET VOTING

Visit the Internet voting website at **http://proxy.georgeson.com.** Enter the COMPANY NUMBER **and** CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m. Central Time on 2009, the day prior to the special meeting day.

VOTING BY MAIL

Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

X Please mark votes as in this example.

A SPECIAL COMMITTEE OF THE AUDIT, CONFLICTS AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS, AND THE BOARD OF DIRECTORS, OF THE GENERAL PARTNER OF TEPPCO PARTNERS, L.P. BOTH UNANIMOUSLY RECOMMEND A VOTE "FOR" THE PROPOSAL BELOW.

	FOR	AGAINST	ABSTAIN
1. A proposal to approve the Agreement and Plan of Merger dated as of June 28, 2009 by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Sub B LLC, TEPPCO Partners, L.P. and Texas Eastern Products Pipeline Company, LLC, as it may be amended from time to time (the "Merger Agreement"), and the merger contemplated by the Merger Agreement (the "Merger").	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such business as may properly be presented at the meeting or any adjournments or postponements of the meeting.

The undersigned hereby revokes any proxy heretofore given to vote units of TEPPCO Partners, L.P. held by the undersigned.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Dated ______________________, 2009

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Signature(s)

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Signature if held jointly

Note: Your signature should conform with your name as printed above. Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each unitholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0137LE